FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS


                                  BY-LAWS


                                JUNE 3, 1998


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                                   INDEX

                                                                       PAGE
ARTICLE I - MEETING OF BENEFICIARIES.
      Section 1. - Annual Meeting                                        3
      Section 2. - Special Meetings                                      3
      Section 3. - Place of Meetings                                     3
      Section 4. - Notice of Meetings                                    3
      Section 5. - Procedure at Meetings                                 3
      Section 6. - Quorum                                                3
      Section 7. - Nominations and Beneficiary Business                  3

ARTICLE II - TRUSTEES
      Section 1. - Regular Meetings                                      4
      Section 2. - Special Meetings                                      5
      Section 3. - Notice of Meetings                                    5
      Section 4. - Quorum                                                5
      Section 5. - Compensation of Trustees                              5
      Section 6. - Committees of the Board of Trustees                   5
      Section 7. - Qualifications of Nominees - Age                      5

ARTICLE III - OFFICERS
      Section 1. - Designation of Officers                               5
      Section 2. - Tenure of Office                                      6
      Section 3. - Delegation of Duties                                  6
      Section 4. - Compensation                                          6
      Section 5. - Signing Checks and Other Instruments                  6
      Section 6. - Control by Trustees                                   6

ARTICLE IV - SHARES IN TRUST
      Section 1. - Issue of Certificate of Beneficial Ownership          6

ARTICLE V - AMENDMENTS
      Section 1. - Amendment of By-laws                                  6

ARTICLE VI - MISCELLANEOUS PROVISIONS
      Section 1. - Fiscal Year                                           7
      Section 2. - Notice and Waiver of Notice                           7
      Section 3. - Checks for Money                                      7
      Section 4. - Form of Certificate of Beneficial Interest            7
      Section 5. - Regulations on Transfer of Shares to Prevent
                   Disqualification of the Trust Under the Internal
                   Revenue Code                                          8
      Section 6. - Restrictions on Issuance and Transfer of Securities   8


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ARTICLE I
MEETINGS OF BENEFICIARIES.
SECTION 1. ANNUAL MEETING.

The annual meeting of the Beneficiaries of the Trust for the transacting of such business as shall be specified in the notice of the meeting shall be held as provided in the Declaration of Trust.

SECTION 2. SPECIAL MEETINGS.

Special meetings may be called at any time as provided in the Declaration of Trust.

SECTION 3. PLACE OF MEETING.

All meetings of the Beneficiaries shall be held at the office of the Trust in the City of Cleveland in the State of Ohio or at such other place in the State of Ohio as may be designated, in the case of an annual meeting, by the Trustees, or, in the case of a special meeting, by the Trustees calling such meeting or by the person or persons requesting such meeting pursuant to the Declaration of Trust.

SECTION 4. NOTICE OF MEETINGS.

Written notice of each annual or special meeting of the Beneficiaries, stating the time, place and purpose thereof shall be given in accordance with the Declaration of Trust.

SECTION 5. PROCEDURE AT MEETINGS.

At each meeting of the Beneficiaries, the Trustees shall appoint one of their number or one of the Beneficiaries to preside thereat. The Trustees shall appoint a Secretary for each such meeting, who shall be duly sworn to the faithful discharge of his duties and to keep the minutes of such meeting, which minutes shall be signed and attested by him and filed with the records of the Trust.

SECTION 6. QUORUM.

A majority of the outstanding shares of the Trust present in person or by proxy shall constitute a quorum for any annual or special meeting of Beneficiaries.

SECTION 7. NOMINATIONS AND BENEFICIARY BUSINESS.

(a) With respect to any Annual or Special Meeting of Beneficiaries, (a "Meeting") nominations for election to the Board of Trustees and the proposal of matters to be considered by the Beneficiaries may be made only
(i) by or at the direction of the Board of Trustees or (ii) by any Beneficiary who was a Beneficiary of record at the time of the giving of the notice described in this Section 7 and at the record date for the Meeting, as defined in the Declaration of Trust, who is entitled to vote at the Meeting and who complied with the notice procedures set forth in this
Section 7.

(b) For a nomination or proposal to be properly brought before a Meeting by a Beneficiary, other than a shareholder proposal included in the Trust's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the Beneficiary must have given timely notice thereof in writing to the Secretary of the Trust, and such Beneficiary or his representative must be present in person at the Meeting. A Beneficiary's notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Trust (i) for an Annual Meeting not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Beneficiaries, or Special Meeting held in lieu thereof and (ii) for a Special Meeting, not less than 90 days prior to the date requested for such meeting.

(c) A Beneficiary's notice to the Secretary shall set forth as to each nomination or proposal the Beneficiary intends to bring before the Meeting
(i) as to any nomination, the name and address of any proposed nominee, the nominee's business affiliation, the information required as to nominees by
Item 401 of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934, all as may be amended from time to time, and a certification of the proponent that such nominee meets all the qualifications for Trustees set forth in the Declaration of Trust, including, but not limited to, Section 8.10 thereof, (ii) as to any proposal, a brief description of the proposal desired to be brought before the Meeting, a statement of the reasons for making such proposal at the Meeting and a certification of the proponent that the proposal does not conflict with or violate any provision of the Declaration of Trust, (iii) the name and address, as they appear on the Trust's share transfer books of the Beneficiary offering such nomination or proposal and of the beneficial owners (if any) of the shares registered in such Beneficiary's name and the name and address of any other Beneficiaries (or beneficial owner of shares) known by such Beneficiary to be supporting such nomination or proposal on the date of the Beneficiary's notice, (iv) the class and number of shares of the Trust's capital shares which are beneficially owned by the Beneficiary and such beneficial owners (if any) on the date of such Beneficiary's notice and by any other Beneficiaries known by such Beneficiary to be supporting such nomination or proposal on the date of such Beneficiary's notice, and (v) any financial interest of the
Beneficiary or any such beneficial owner in such proposal. Nothing contained in this Subsection (c) shall be deemed to supersede the provisions of Section 7.2 of the Declaration of Trust relating to business that may be transacted at a Special Meeting.

(d) If the Board of Trustees, or a designated committee thereof, determines that any Beneficiary nomination or proposal was not timely made in accordance with the provisions of this Section 7, or that any proposed nominee does not meet the qualifications set forth in the Declaration of Trust, or that any proposal conflicts with or violates a provision of the Declaration of Trust, then such nomination or proposal shall not be presented for action at the Meeting in question. If the Board of Trustees, or a designated committee thereof, determines that the information provided in the Beneficiary's notice does not satisfy the informational requirements of this section in any material respect, the Secretary of the Trust shall promptly notify such Beneficiary of the deficiency in the notice. Such Beneficiary shall have the opportunity to cure such deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given to such Beneficiary, determined by the Board or such committee. If the deficiency is not cured within such period, or if the Board of Trustees or such committee determines that the additional information provided by the Beneficiary, together with the information previously provided, does not satisfy the requirements of this Section 7 in any material respect, then such nomination or proposal shall not be presented for action at the Meeting in question.

(e) Notwithstanding the procedure set forth in the preceding paragraph, if neither the Board of Trustees nor such committee makes a determination as to the compliance of any Beneficiary nomination or proposal with the provisions of this Section 7, as set forth above, the presiding Officer of the Meeting shall determine and declare at the Meeting whether the Beneficiary nomination or proposal was made in compliance with the provisions of this Section 7, and if such presiding Officer determines and declares that such nomination or proposal was not made in compliance with such provisions, such nomination or proposal shall not be acted upon at the Meeting.

ARTICLE II
SECTION 1. REGULAR MEETINGS.

Regular meetings of the Trustees may be held at such times and places within or without the State of Ohio as may be provided for in resolution adopted by the Trustees.

SECTION 2. SPECIAL MEETINGS.

Special meetings of the Trustees may be held at any time or place within or without the State of Ohio upon call of the Chairman of the Board or any two of the Trustees at the time and place designated in the notice of meeting.

SECTION 3. NOTICE OF AND PARTICIPATION IN MEETINGS.

Notice of each meeting, regular or special, shall be given by mailing or by sending to each Trustee (addressed to the address last furnished to the Trust by the Trustee) a letter at least 4 days before the meeting, or a facsimile transmittal at least 24 hours before the meeting. Notice of any special or regular meeting, as provided in the Declaration of Trust, may be waived in writing or by facsimile transmittal by any Trustee either before or after such meeting, and such notice shall be deemed to have been waived by the Trustees attending such meeting. Except as provided in Article VI hereof, unless otherwise indicated in the notice thereof, any business may be transacted at any regular or special meeting. Meetings of the Trustees may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this sentence shall constitute presence at such meeting.

SECTION 4. QUORUM.

At any meeting a majority of the Trustees then in office shall constitute a quorum.

SECTION 5. COMPENSATION OF TRUSTEES.

The Trustees are authorized to fix a reasonable retainer for members of the Board of Trustees and the Chairman and a reasonable fee for attendance at meetings. In addition to such compensation there shall be reimbursement for expenses for traveling to and from such meetings.

SECTION 6. COMMITTEES OF THE BOARD OF TRUSTEES.

The Trustee may elect from their members committees of the Board and give them any or all powers of the Trustees during intervals between the meetings of the Trustees, except that such committees shall not be empowered to declare dividends or fill vacancies in the Board of Trustees or committees. All actions of such committees shall be reported to the Trustees at their next meeting.

SECTION 7. QUALIFICATIONS OF NOMINEES - AGE.

No nominee for Trustee shall be more than 72 years of age at the time of his election as Trustee, nor shall any Trustee nominated for a subsequent term be more than 72 years of age at the time of his election for such subsequent term, provided that any Trustee elected prior to attaining age 72 may continue to serve the remainder of his term despite attaining the age of 72 before the expiration of his term.

ARTICLE III OFFICERS
SECTION 1. DESIGNATION OF OFFICERS.

The Trustees shall elect a Chairman of the Board, a President, a Secretary, a Treasurer, and such Vice Presidents and other officers, or assistant officers, as they shall deem advisable. Each officer and assistant officer shall have such functions and duties as the Trustees shall from time to time designate, and, in the absence of such designation, such duties as are usually associated with such office. Except as otherwise determined by the Trustees, any two or more offices may be held by the same person.

SECTION 2. TENURE OF OFFICE.

The officers of the Trust shall hold office at the pleasure of the Trustees, and until successors are chosen and qualified. A vacancy in any office, however created, may be filled by election by the Trustees.

SECTION 3. DELEGATION OF DUTIES.

The Trustees may delegate the duties of any officer to any other officer and generally may control the action of the officers and require the performance of duties in addition to those mentioned herein.

SECTION 4. COMPENSATION.

The Trustees are authorized to determine or to provide the method of determining the compensation of officers.

SECTION 5. SIGNING CHECKS AND OTHER INSTRUMENTS.

The Trustees shall determine or provide the method of determining how checks, notes, bills of exchange and similar instruments issued by or on behalf of the Trust shall be signed, countersigned, or endorsed.

SECTION 6. CONTROL BY TRUSTEES.

Nothing contained herein shall be interpreted to relieve the Trustees, in any manner, of their duty to control and manage the Trust property.

ARTICLE IV
SHARES IN TRUST
SECTION 1. ISSUE OF CERTIFICATE OF BENEFICIAL OWNERSHIP.

The Chairman shall cause to be issued to each Beneficiary one or more certificates, under the seal of the Trust, signed as provided in Article III, Section 5 hereof, certifying the number of shares owned by such Beneficiary in the Trust. Such certificates shall be countersigned by the Transfer Agent and registered by the Registrar and shall be transferable on the books of the Trust as provided in the Declaration of Trust.

ARTICLE V
AMENDMENTS.
SECTION 1. AMENDMENT OF BY-LAWS.

The Trustees, by the affirmative vote of a majority, may at any meeting, provided the substance of the proposed amendment shall have been stated in a notice of the meeting, alter, change, or amend in any respect, or supersede by new By-Laws, in whole or in part, any of these By-Laws.

ARTICLE VI
MISCELLANEOUS PROVISIONS.
SECTION 1. FISCAL YEAR.

The fiscal year of the Trust shall be as determined from time to time by the Trustees.

SECTION 2. NOTICE AND WAIVER OF NOTICE.

Whenever any notice is required by these by-laws to be given, personal notice is not required unless expressly so stated; and any notice so required shall be deemed to be sufficient if given (i) by letter, by depositing the same in a post-office box in a sealed post-paid wrapper, addressed to the person entitled thereto (at his last known post-office address as shown by the register of the Trust) and such notice shall be deemed to have been given on the day of such mailing; or (ii) by facsimile transmittal if transmitted via facsimile with evidence of receipt by the sender, and such notice shall be deemed to have been given on the day of such facsimile transmittal.

SECTION 3. CHECKS FOR MONEY.

All checks, drafts or orders for the payment of money shall be signed by the Treasurer or Assistant Treasurer or by such other officer, officers, Trustee or Trustees as the Trustees may from time to time designate.

SECTION 4. FORM OF CERTIFICATE OF BENEFICIAL INTEREST.

The form of certificate of beneficial interest representing shares of $1 par value shall be substantially as follows:

      No._______________________________  Shares

                                FIRST UNION
                Real Estate Equity and Mortgage Investments

THIS CERTIFIES THAT_________________________ is the registered holder of ______________ Fully Paid and Non-assessable Share of Beneficial Interest, $1 Par Value. in

                                FIRST UNION
                Real Estate Equity and Mortgage Investments

a Trust established in business trust from under the laws of the State of Ohio under a Declaration of Trust dated as of August 1, 1961, as amended from time to time, a copy of which is on file with the Transfer Agents of the Trust by all the terms and provisions of which the holder or transferee hereof by accepting this certificate agrees to be bound. The Trust is not a bank or trust company and does not and will not solicit, receive or accept deposits as a business. The shares represented hereby are transferable on the records of the Trust only by the registered holder hereof or by his agent duly authorized in writing on delivery to a Transfer Agent of the Trust of this certificate properly endorsed or accompanied by duly executed instrument of transfer together with such evidence of the genuineness thereof and such other matters as may reasonably be required. The transferability of the shares represented hereby is subject to such regulation, as may from time to time be adopted by the Trustees of the Trust and set forth in the By-Laws to which reference is hereby made to prevent transfers of shares which would result in disqualification of the Trust for taxation as a real estate investment trust under the Internal Revenue Code an amended.

This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar of the Trust.

IN WITNESS WHEREOF, the Trustees of this Trust have caused this certificate to be signed by facsimile signatures.

[ON REVERSE SIDE]

The By-Laws of the Trust provide, among other things, that no person may acquire Trust securities (including these securities) if, thereafter, he would beneficially own more than 9.8% of the Trust's shares of beneficial interest. In applying this restriction, convertible securities of the Trust beneficially owned by such person (including convertible securities) are to be treated as if already converted into shares of beneficial interest. A copy of the By-Laws and information about the limitation on ownership may be obtained from the Secretary of the Trust.

Section 5. Regulations on Transfer of Shares to Prevent Disqualification of the Trust Under the Internal Revenue Code

Notification of the Trust Under the Internal Revenue Code.

The Chief Executive Officer of the Trust or an officer designated by him shall:

(a) From time to time cause to be prepared a list of holders of record (with their holdings) of shares of the Trust (preferred and common) and shall designate those holders which the officer acting shall have reason to believe are not also the beneficial owners of the holdings of record in their respective names;

(b) Review the list with counsel and impose such restrictions on transfer of shares as counsel shall advise should be imposed to prevent disqualification  of the  Trust as a Real  Estate  Investment  Trust  under
Section 856 et seq. of the Internal Revenue Code.

Section 6. Restrictions on Issuance and Transfer of Securities.

(a) No person may own more than 9.8% of the outstanding Shares (the Limit), and no Securities shall be issued or transferred to any person if, following such issuance or transfer, such person's ownership of Shares would exceed the Limit. For purposes of computing the Limit, Convertible Securities owned by such person shall be treated as if the Convertible Securities owned by such person had been converted into Shares.

(b) If any Securities in excess of the Limit are issued or transferred to any person in violation of Paragraph (a) hereof (the "Excess Securities"), such issuance or transfer shall be valid only with respect to such amount of Securities as does not result in a violation of Paragraph (a) hereof, and such issuance or transfer shall be null and void with respect to such Excess Securities.

If the last clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, such person shall be conclusively deemed to have acted as an agent on behalf of the Trust in acquiring the Excess Securities and to hold such Excess Securities on behalf of the Trust. As the equivalent of treasury Securities for such purposes, the Excess Securities shall not be entitled to any voting rights; shall not be considered to be outstanding for quorums or voting purposes; and shall not be entitled to receive dividends, interest or any other distribution with respect to the Securities. Any person who receives dividends, interest or any other distribution in respect to Excess Securities shall hold the same as agent for the Trust and (following a permitted transfer) for the transferee thereof.

Notwithstanding the foregoing, any holder of Excess Securities may transfer the same (together with any distributions thereon) to any person who, following such transfer, would not own Shares (within the meaning of Paragraph (a)) in excess of the Limit. Upon such permitted transfer, the Trust shall pay or distribute to the transferee any distributions on the Excess Securities not previously paid or distributed.

(c) Ownership of Securities is conditional upon the owner or prospective owner having provided to the Trust definitive written information respecting his ownership of Securities. Failure to provide such information, upon reasonable request shall result in the Securities so owned being treated as Excess Securities pursuant to Paragraph (b) for so long as such failure continues.

(d) For purposes of this Section 6:

(i) Person. includes an individual, corporation, partnership, association, joint stock company, trust, unincorporated association or other entity.

(ii) Shares. means Shares of Beneficial Interest, par value $1 per share.

(iii) Convertible Securities. means any securities of the Trust that are convertible into Shares.

(iv) Securities. means Shares and Convertible Securities.

(v) Ownership. means beneficial ownership. Beneficial ownership, for this purpose, may be determined on the basis of the beneficial ownership rules applicable under the Securities Exchange Act of 1934, as amended, or such other basis as management reasonably determines to be appropriate to effectuate the purposes hereof.

(e) Nothing herein contained shall limit the ability of the Trust to impose, or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Trust and the interests of its security holders by preservation of the Trust's status as a qualified real estate investment trust under the Code.

(f) These restrictions on issuance and transfer of Securities shall be applied only on a prospective basis. Accordingly, Paragraphs (a) and (b) hereof shall not apply to Shares in excess of the limit that were owned (within the meaning of Paragraph (a) by any person at the close of business on June 3, 1981, but Paragraph (a) and (b) shall prospectively apply to the transfer of such Shares and to further acquisitions of Securities by any such person. Similarly, Paragraphs (a) and (b) shall not apply to the conversion of Convertible Securities that were owned by any person at the close of business on such date or to the resultant Shares owned by such person, but Paragraph (a) and (b) shall prospectively apply to such Shares and to such person.

(g) Notwithstanding any other provision of this Section 6, a lower percentage (the Temporary Limit) shall operate in place of the 9.8% ownership Limit set forth in Paragraph (a) hereof for so long as there are outstanding Securities excepted from the restrictions of this Section 6 pursuant to Paragraph (f) hereof ("Exempt Securities"). The Temporary Limit shall initially be 6%, but upon the transfer of Exempt Securities the Temporary Limit shall be fixed by the Trustees from time to time but shall in no event exceed an amount equal to 25% of the difference between (i) 49% of the Shares outstanding and (ii) the number of Shares owned by any person who owns Exempt Securities. For purposes of this calculation, Convertible Securities owned by such person shall be treated as if the Convertible Securities owned by such person had been converted into Shares.

(h) If any provision of this Section 6 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

First Union By-Laws 2nd Version